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                                                                    EXHIBIT 99.3





                                    CONSENT



     I, the undersigned, hereby consent to being named as nominee to the Nichols Research Corporation Board of Directors in the Proxy Statement relative to the Annual Meeting of Shareholders to be held January 9, 1998, and hereby consent to serve as a director of Nichols Research Corporation.


Dated this 21th day of October 1997.





                                             /s/ David Friend
                                             -------------------------------
                                             David Friend